UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2017

Venator Materials PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38176	98-1373159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1740 608 001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                Entry Into a Material Definitive Agreement.

On August 8, 2017, Venator Materials PLC (“Venator”), formerly a wholly-owned subsidiary of Huntsman Corporation (“Huntsman”), completed its initial public offering of 26,105,000 ordinary shares, par value $0.001 per share, which includes 3,405,000 ordinary shares issued upon the exercise in full by the underwriters of their option to purchase additional shares, at a public offering price of $20.00 per share (the “IPO”). All of such ordinary shares were sold by Huntsman and Venator did not receive any proceeds from the offering. Venator’s ordinary shares began trading on The New York Stock Exchange under the symbol “VNTR” on August 3, 2017. Following the IPO, Huntsman owns approximately 75% of Venator’s outstanding ordinary shares.

The material terms of the IPO are described in the prospectus, dated August 2, 2017, filed by Venator with the Securities and Exchange Commission (the “SEC”) on August 4, 2017, which forms a part of Venator’s Registration Statement on Form S-1 (File No. 333-217753).

In connection with the IPO and the related separation (the “Separation”) of the Titanium Dioxide and Performance Additives business now owned by Venator (the “Titanium Dioxide and Performance Additives business”) from Huntsman’s other businesses, Venator and Huntsman entered into certain agreements that govern various interim and ongoing relationships between the parties, each of which is summarized below. The following descriptions of each of the agreements are qualified in their entirety by reference to the full text of each agreement, each of which is attached as an Exhibit to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. Unless the context herein otherwise requires, references to Huntsman include, as applicable, subsidiaries of Huntsman other than Venator and its subsidiaries.

Separation Agreement

On August 7, 2017, Venator entered into a separation agreement (the “Separation Agreement”) with Huntsman to facilitate the Separation. Generally, the Separation Agreement includes the agreements of Huntsman and Venator on the steps taken to complete the Separation, including the assets and rights transferred, liabilities assumed or retained, contracts assigned and related matters. As a result of the Separation, Venator owns all of the assets primarily related to the Titanium Dioxide and Performance Additives business, including the assets reflected on the Venator balance sheet as of March 31, 2017, other than assets disposed of after such date. Venator is responsible for all liabilities, including environmental liabilities, to the extent relating to the operation or ownership of the Titanium Dioxide and Performance Additives business (including liabilities related to discontinued businesses that were part of the Titanium Dioxide and Performance Additives business prior to being discontinued) or any of the assets allocated to Venator in the Separation, as well as all liabilities arising out of, relating to or resulting from certain financing arrangements entered into in connection with the IPO, or reflected as liabilities on Venator’s balance sheet as of March 31, 2017, subject to the discharge of any such liabilities after March 31, 2017. Huntsman retained all other assets and liabilities relating to its other businesses, including assets and liabilities related to discontinued businesses (other than those businesses that were a part of the Titanium Dioxide and Performance Additives business prior to being discontinued).

The Separation Agreement requires Huntsman and Venator to endeavor to obtain consents, approvals and amendments required to novate or assign the assets and liabilities pursuant to the Separation Agreement as soon as reasonably practicable. Generally, if the transfer of any assets or liabilities requires a consent that was not obtained before consummation of the IPO, or if any assets or liabilities are erroneously transferred or if any assets or liabilities are erroneously not transferred, each party will hold the relevant assets or liabilities for the intended party’s use and benefit (at the intended party’s expense) until they can be transferred to the intended party.

The Separation Agreement also:

•                  governs the treatment of all aspects relating to indemnification (other than for tax matters) and insurance,  and generally provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of Venator’s business with Venator and financial responsibility for the obligations and liabilities of the remaining Huntsman business with Huntsman;

•                  provides that Venator will have the benefit of the property and business interruption insurance proceeds related to covered repair costs or covered lost profits incurred following the IPO related to the January 2017 fire at Venator’s titanium dioxide manufacturing facility in Pori, Finland;

•                  provides that Huntsman will retain all rights to claims in the suit against the legacy owner and certain former executives of Rockwood Holdings, Inc. (“Rockwood”), primarily related to the failure of new technology that Huntsman acquired in the Rockwood acquisition;

•                  includes certain covenants, including, for so long as Huntsman is required to consolidate Venator’s results of operations and financial position or to account for its investment in Venator under the equity method of accounting,  covenants by Venator regarding disclosure of information about Venator’s financial controls to Huntsman and delivery of quarterly and annual financial information to Huntsman and, for so long as Huntsman holds in excess of 50% of Venator’s outstanding ordinary shares, the requirement that Venator obtain Huntsman’s consent to incur indebtedness;

•                  provides for an allocation of out-of-pocket costs and expenses incurred in connection with the Separation, including in connection with the IPO; and

•                  contains provisions relating to, among other matters, confidentiality and the exchange of information, the use and preservation of books and records, preservation of legal privileges, and the resolution and arbitration of disputes arising under the Separation Agreement and the ancillary agreements thereto.

Transition Services Agreement

On August 7, 2017, Venator entered into a transition services agreement (the “Transition Services Agreement”) with Huntsman, pursuant to which Huntsman will, for a limited time following the completion of the IPO, provide Venator with certain services and functions that the parties have historically shared, including administrative, payroll, human resources, data processing, environmental, health and safety, financial audit support, financial transaction support, marketing support, information technology systems and various other corporate and support services. The services to be provided cover all necessary services that were provided by Huntsman to Venator prior to the effective date of the Transition Services Agreement. Huntsman may also provide Venator with additional services that Venator and Huntsman may identify from time to time in the future. While the services provided by Huntsman will support Venator’s businesses, Venator retains the right to control and direct all of its operations.

In general, the services began following the IPO and cover a period not expected to exceed 24 months. Venator may terminate individual services provided by Huntsman under the Transition Services Agreement early, as it becomes able to operate its businesses without such services.

Huntsman agreed to perform the services with the same general degree of care, at the same general level and at the same general degree of accuracy and responsiveness, as when performed within Huntsman’s organization prior to the Separation. If any of the services do not meet this standard, Huntsman will use commercially reasonable efforts to re-perform any deficient services as soon as reasonably practicable, at no additional cost to Venator. Venator and Huntsman have agreed to cooperate in connection with the performance of the services and Huntsman has agreed to use commercially reasonable efforts, at Venator’s expense, to obtain any third-party consents required for the performance of the services.

The services will be provided by Huntsman without representation or warranty of any kind. Huntsman will have no liability with respect to its furnishing of the services, except to the extent occasioned by its willful misconduct.

As part of the Transition Services Agreement, Venator will also be providing limited services to Huntsman for a transition period. These services were previously provided by Venator’s businesses to Huntsman and will be provided on the same basis as the services provided by Huntsman to Venator under the Transition Services Agreement.

Tax Matters Agreement

On August 7, 2017, Venator entered into a tax matters agreement (the “Tax Matters Agreement”) with Huntsman, which governs the respective rights, responsibilities, and obligations of Huntsman and Venator with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and other matters regarding taxes.

In general, pursuant to the Tax Matters Agreement:

•                  Venator is responsible for any taxes due with respect to tax returns that include only Venator and/or its subsidiaries. Huntsman is responsible for any taxes due with respect to tax returns that include only Huntsman and/or its subsidiaries (excluding Venator and its subsidiaries). Venator is responsible for, and indemnifies Huntsman for, taxes attributable to the operations of Venator’s businesses prior to the internal reorganization and the IPO reflected on a tax return filed by Huntsman.

•                  Venator and Huntsman agreed to cooperate in the preparation of tax returns, refund claims and conduct tax audits concerning matters covered by the Tax Matters Agreement.

•                  Venator and Huntsman were assigned responsibilities for administrative matters, such as the filing of tax returns, payment of taxes due, retention of records and conduct of audits, examinations, and similar proceedings. Huntsman generally controls tax returns that include both its businesses and Venator’s businesses and any disputes relating to such tax returns.

•                  Huntsman is responsible for any sales, use, transfer, registration, documentary, stamp or similar taxes applicable to, or resulting from, the internal reorganization or the sale of Venator’s ordinary shares in connection with the IPO.

In addition, for U.S. federal income tax purposes, Huntsman will recognize gain as a result of the internal restructuring if, and to the extent, the fair market value of the assets associated with Venator’s U.S. business exceeds the basis of such assets for U.S. federal income tax purposes at the time of the internal restructuring. To the extent any such gain is recognized, the basis of the assets associated with Venator’s U.S. business will be increased. Pursuant to the Tax Matters Agreement, Venator will be required to pay to Huntsman in the future any actual U.S. federal income savings Venator recognizes in tax years following the IPO through December 31, 2028, as a result of any such basis increase. It is currently estimated (based on the value of Venator’s U.S. business derived from the IPO price of Venator’s ordinary shares) that the aggregate future payments required to be made pursuant to this provision of the Tax Matters Agreement is expected to be approximately $83 million (based on current tax rates). Venator will benefit from any increased tax basis in its assets over periods ranging from 5 to 15 years. The actual amount of any gain recognized and any corresponding basis increase will not be known until the tax return for the year that includes the internal reorganization in connection with the Separation is complete. Moreover, any subsequent adjustment asserted by U.S. tax authorities could increase the amount of gain recognized and any corresponding basis increase, and could result in a higher liability for Venator under the Tax Matters Agreement.

Employee Matters Agreement

On August 7, 2017, Venator entered into an employee matters agreement (the “Employee Matters Agreement”)  with Huntsman that governs Huntsman’s and Venator’s compensation and employee benefit obligations with respect to the current and former employees of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs between the parties. The Employee Matters Agreement generally provides for the following:

•                  the transfer of all employees who, following the IPO, will work for the Titanium Dioxide and Performance Additives business (“transferred employees”) to Venator or one of its subsidiaries;

•                  the retention by Huntsman of all employee and benefit plan-related liabilities and obligations not relating to current or former employees of the Titanium Dioxide and Performance Additives business;

•                  the establishment by Venator and its subsidiaries of new employee benefit plans for purposes of providing benefits to transferred employees;

•                  the cessation of active participation by transferred employees under all benefit plans sponsored by Huntsman;

•                  the conversion or adjustment of Huntsman equity and equity-based awards held by transferred employees;

•                  that the IPO is not intended to constitute a “change in control” or similar transaction under Huntsman or Venator’s benefit and compensation plans;

•                  the crediting of transferred employees for their service with Huntsman for purposes of determining eligibility, vesting and benefit levels under Venator’s benefit plans; and

•                  general cooperation and sharing of information between Venator and Huntsman on matters relating to the transfers of employees and employee benefit plan-related liabilities and obligations.

In addition, the Employee Matters Agreement sets forth the treatment of outstanding Huntsman equity compensation awards in connection with the IPO.

Registration Rights Agreement

On August 8, 2017, Venator entered into a registration rights agreement (the “Registration Rights Agreement”) with Huntsman, pursuant to which Venator agreed to register the sale of Venator’s ordinary shares owned by Huntsman under certain circumstances.

Demand Rights

At any time after the expiration of the 180-day lock-up period following the IPO, and during such period if the underwriters of the IPO grant a release or waiver, and subject to the limitations set forth below, Huntsman (or its permitted transferees) have the right to require Venator, by written notice, to prepare and file a registration statement registering the offer and sale of a certain number of the Venator ordinary shares they respectively own. Generally, Venator is required to provide notice of any such request by Huntsman (or its permitted transferees) to certain other holders of Venator’s ordinary shares who may, in certain circumstances, participate in the registration. Subject to certain exceptions, Venator will not be obligated to effect an underwritten offering within 90 days after the closing of any underwritten offering of ordinary shares. Further, Venator is not obligated to effect more than a total of eight demand registrations.

Venator will also not be obligated to effect any demand registration in which the anticipated aggregate offering price for Venator’s ordinary shares included in such offering is less than $25 million. Once Venator is eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement. Venator will be required to use reasonable best efforts to maintain the effectiveness of any such registration statement until the earlier of (a) 180 days (or five years in the case of a shelf registration statement) after the effective date thereof or (b) the date on which all ordinary shares covered by such registration statement have been sold (subject to certain extensions).

In addition, Huntsman (or its permitted transferees) have the right to require Venator, subject to certain limitations, to effect a distribution of any or all of the ordinary shares they respectively own by means of an underwritten offering.

Piggyback Rights

Subject to certain exceptions, if at any time Venator proposes to register an offering of ordinary shares or conduct an underwritten offering, whether or not for its own account, then Venator must notify Huntsman (or its permitted transferees) of such proposal to allow them to include a specified number of the Venator ordinary shares they own in the registration statement or the underwritten offering, as applicable.

Conditions and Limitations; Expenses

The registration rights under the Registration Rights Agreement are subject to certain conditions and limitations, including the right of the underwriters of the IPO to limit the number of Venator ordinary shares to be included in a registration statement and Venator’s right to delay or withdraw a registration statement under certain circumstances. Venator will generally pay all registration and offering expenses of Huntsman, other than underwriting discounts and commissions, in connection with Venator’s obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 8, 2017, in connection with the IPO and the Separation, Venator entered into new financing arrangements and incurred new debt, including borrowings of $375 million under a new senior secured term loan facility with a maturity of seven years (the “term loan facility”). In addition to the term loan facility, Venator entered into a $300 million asset-based revolving lending facility with a maturity of five years (the “ABL facility” and, together with the term loan facility, the “senior credit facilities”). As previously disclosed, on July 14, 2017, in connection with the IPO and the Separation, Venator Finance S.à r.l. and Venator Materials LLC (the “issuers”), each a wholly-owned subsidiary of Venator, issued $375,000,000 in aggregate principal amount of 5.75% of Senior Notes due 2025 (the “notes offering”). Promptly following consummation of the Separation, the proceeds of the notes offering were released from escrow and Venator used the net proceeds of the notes offering and borrowings under the term loan facility to repay intercompany debt owed to Huntsman and to pay related fees and expenses.

Senior Credit Facilities

Interest Rates and Fees

Borrowings under the term loan facility bear interest at a rate equal to, at Venator’s option, either (a) a London Interbank Offered Rate (“LIBOR”) determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs subject to an interest rate floor of 1.00% per annum or (b) a base rate determined by reference to the highest of (i) the rate of interest per annum determined from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City, (ii) the federal funds rate plus 0.50% per annum and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin to be agreed upon.

Borrowings under the ABL facility bear interest at a variable rate equal to an applicable margin based on the applicable quarterly average excess availability under the ABL facility plus either a LIBOR or a base rate. Thereafter, the applicable margin percentage will be calculated and established once every three calendar months and will vary from 150 to 200 basis points for LIBOR loans depending on the quarterly average excess availability under the ABL facility for the immediately preceding three-month period.

Amortization and Prepayments

The term loan facility requires scheduled quarterly amortization payments on the term loan in an amount equal to 0.25% of the original principal amount of the term loan, commencing on the first full fiscal quarter ending after the closing date of the term loan facility, with the balance paid at maturity. In addition, the term loan facility requires Venator to prepay outstanding term loan borrowings, subject to certain exceptions, with:

•                  50% of excess cash flow (which percentage will be reduced to 25% and 0% if the total net leverage ratio is less than or equal to the ratios set forth in the definitive documentation for the term loan facility), subject to customary exceptions;

•                  100% of the net cash proceeds of all non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and reinvestment rights; and

•                  100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the term loan facility.

Venator may voluntarily repay outstanding loans under the term loan facility at any time, without prepayment premium or penalty, except in connection with a repricing event in respect of the term loan as described below, subject to customary “breakage” costs with respect to LIBOR loans.

Any refinancing of the term loan facility through the issuance of debt or a repricing amendment that results in a repricing event that lowers the existing yield at any time during the first six months after the closing date of the term loan facility will require payment of a 1.00% prepayment premium or fee, as applicable.

The ABL facility requires mandatory prepayment in the event that outstanding borrowings under such facility exceed availability as calculated under the borrowing base and upon the occurrence and continuation of a cash dominion event.

Collateral and Guarantors

Subject to customary exceptions, all obligations under the senior credit facilities are unconditionally guaranteed, jointly and severally, on a senior secured basis by Venator and each existing and subsequently acquired or organized direct or indirect material wholly-owned restricted subsidiary of Venator. The obligations of the loan parties are to be secured by a pledge of Venator’s capital stock directly held by Venator and any domestic loan parties and substantially all of Venator’s assets and those of each subsidiary guarantor, including capital stock of the subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries that are not subsidiary guarantors, in each case subject to certain exceptions. Lien priority as between the term loan facility and the ABL facility with respect to the collateral is governed by an intercreditor agreement.

Restrictive Covenants and Other Matters

The senior credit facilities contain certain customary affirmative covenants. The negative covenants in the senior credit facilities include, among others, limitations (none of which are absolute) on Venator’s ability to: incur additional debt or issue certain preferred shares, create liens on certain assets, make certain loans or investments (including acquisitions), pay dividends on or make distributions in respect of Venator’s ordinary shares or make other restricted payments, consolidate, merge, sell or otherwise dispose of all or substantially all of Venator’s assets, sell assets, enter into certain transactions with Venator’s affiliates, restrict dividends from Venator’s subsidiaries or restrict liens on assets of Venator’s subsidiaries and modify the terms of certain debt or organizational agreements.

In addition, if excess availability under the ABL facility is less than a certain amount or less than a certain percentage of the aggregate available commitments under the facility, the ABL facility will require compliance with a minimum fixed charge coverage ratio.

The senior credit facilities contain certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the senior credit facilities will be entitled to take various actions, including the acceleration of amounts due under the senior credit facilities and all actions permitted to be taken by a secured creditor in respect of the collateral securing the senior credit facilities.

Indenture Governing the Notes

On July 14, 2017, the issuers entered into an indenture (the “indenture”), by and among the issuers and Wilmington Trust, National Association, as trustee (the “trustee”), in connection with the issuance of the notes.  The notes were sold pursuant to a purchase agreement by and among the issuers and the initial purchasers party thereto and were funded into escrow pursuant to an escrow agreement dated July 14, 2017, by and among the issuers and Wilmington Trust, National Association, as escrow agent.

The notes are general unsecured senior obligations of the issuers and are guaranteed on a general unsecured senior basis by Venator and certain of Venator’s subsidiaries (collectively, the “guarantors”).  The notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933.

The indenture imposes certain limitations on the ability of Venator and certain of its subsidiaries to, among other things, incur additional indebtedness secured by any principal properties, incur indebtedness of non-guarantor subsidiaries, enter into sale and leaseback transactions with respect to any principal properties and consolidate or merge with or into any other person or lease, sell or transfer all or substantially all of its properties and assets.

The notes bear interest at the rate of 5.75% per year payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2018. The notes will mature on July 15, 2025. The issuers may redeem the notes in whole or in part at any time prior to July 15, 2020 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any. The notes will be redeemable in whole or in part at any time on or after July 15, 2020 at the redemption prices in the indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, at any time prior to July 15, 2020, the issuers may redeem up to 40% of the aggregate principal amount of the notes with an amount not greater than the net cash proceeds of certain equity offerings or contributions to Venator’s equity at 105.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.  Upon the occurrence of certain change of control events (other than the IPO), holders of the notes will have the right to require that the issuers purchase all or a portion of such holder’s notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

Promptly following consummation of the Separation, the proceeds of the notes offering were released from escrow pursuant to the terms of the escrow agreement and Venator and the other guarantors entered into a supplemental indenture to the indenture pursuant to which each of those entities agreed to unconditionally guarantee all of the issuers’ obligations under the notes and the indentures subject to the terms and conditions set forth therein.

The foregoing does not constitute a complete summary of the terms of the indenture or supplemental indenture.  The description of the terms of the indenture and the supplemental indenture are each qualified in their entirety by reference to such agreements, which are filed herewith as Exhibits 10.7 and 10.8, respectively.

Item 9.01.                Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
2.1*	Separation Agreement, dated August 7, 2017, by and among Venator Materials PLC and Huntsman Corporation.

10.1	Transition Services Agreement, dated August 7, 2017, by and among Venator Materials PLC and Huntsman International LLC.

10.2	Tax Matters Agreement, dated August 7, 2017, by and among Venator Materials PLC and Huntsman Corporation.

10.3	Employee Matters Agreement, dated August 7, 2017, by and among Venator Materials PLC and Huntsman Corporation.

10.4	Registration Rights Agreement, dated August 8, 2017, by and among Venator Materials PLC, Huntsman International LLC and Huntsman (Holdings) Netherlands B.V.

10.5

ABL Facility Agreement, dated August 8, 2017, by and among Venator Materials PLC, the borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.6

Term Loan Agreement, dated August 8, 2017, by and among Venator Materials PLC, Venator Finance S.À.R.L. and Venator Materials LLC, as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative and collateral agent.

10.7

Indenture, dated July 14, 2017, by and among Venator Finance S.a r. l., Venator Materials LLC and Wilmington Trust, National Association, and incorporated herein by reference to Exhibit 4.1 to the Huntsman Corporation 8-K filed on July 18, 2017.

10.8	Supplemental Indenture, dated August 8, 2017, by and among Venator Finance S.a r. l., Venator Materials LLC, the guarantors party thereto and Wilmington Trust, National Association.

* The schedules to the Separation Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Venator agrees to furnish a copy of any schedule omitted from the Separation Agreement to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venator Materials PLC

	By:	/s/ Russ Stolle
	Name:	Russ Stolle
	Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date: August 11, 2017

INDEX TO EXHIBITS

Exhibit Number	Description
2.1*	Separation Agreement, dated August 7, 2017, by and among Venator Materials PLC and Huntsman Corporation.

10.1	Transition Services Agreement, dated August 7, 2017, by and among Venator Materials PLC and Huntsman International LLC.

10.2	Tax Matters Agreement, dated August 7, 2017, by and among Venator Materials PLC and Huntsman Corporation.

10.3	Employee Matters Agreement, dated August 7, 2017, by and among Venator Materials PLC and Huntsman Corporation.

10.4	Registration Rights Agreement, dated August 8, 2017, by and among Venator Materials PLC, Huntsman International LLC and Huntsman (Holdings) Netherlands B.V.

10.5

ABL Facility Agreement, dated August 8, 2017, by and among Venator Materials PLC, the borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.6

Term Loan Agreement, dated August 8, 2017, by and among Venator Materials PLC, Venator Finance S.À.R.L. and Venator Materials LLC, as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative and collateral agent.

10.7

Indenture, dated July 14, 2017, by and among Venator Finance S.a r. l., Venator Materials LLC and Wilmington Trust, National Association, and incorporated herein by reference to Exhibit 4.1 to the Huntsman Corporation 8-K filed on July 18, 2017.

10.8	Supplemental Indenture, dated August 8, 2017, by and among Venator Finance S.a r. l., Venator Materials LLC, the guarantors party thereto and Wilmington Trust, National Association.

* The schedules to the Separation Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Venator agrees to furnish a copy of any schedule omitted from the Separation Agreement to the SEC upon request.